Lexmark reports third quarter results

•         Revenue growth of 3 percent and EPS both exceeded guidance range

•         Revenue excluding Inkjet Exit grew 6 percent, sixth consecutive quarter of growth

•         MPS and Perceptive Software combined revenue grew 21 percent (20 percent non-GAAP)

•         Generated strong free cash flow of $87 million

•         Expanded solutions capabilities and reach with acquistion of ReadSoft

•         Share repurchases and dividends totaled $40 million

Lexington, Ky. – Oct. 21, 2014 – Lexmark International, Inc. (NYSE: LXK) today announced financial results for the third quarter of 2014.

“In the third quarter, Managed Print Services and Perceptive Software combined revenue grew 20 percent, representing nearly one third of Lexmark’s total revenue, and is on track to exceed $1 billion this year,” said Paul Rooke, Lexmark chairman and chief executive officer. “Our strong results reflect the work we have been doing to transform Lexmark to a solutions company, creating a unique portfolio of higher value imaging and software solutions.

“The acquisition of ReadSoft further broadens Lexmark’s solutions capabilities and reach, and supports our target of generating Perceptive Software revenue of $500 million in 2016,” added Rooke. “This acquisition demonstrates the disciplined execution of our capital allocation framework, which fuels Lexmark’s transformation and rewards our shareholders through the ongoing return of capital.”

Third Quarter Results

•         Third quarter results include ReadSoft results subsequent to Aug. 19, 2014. ReadSoft results added $14 million to revenue ($16 million non-GAAP) and impacted earnings per share (EPS) by approximately -$0.06 (+$0.04 non-GAAP).

Revenue (millions)	3Q14	3Q13
GAAP	$918	$890
Adjustments	3	5
Non-GAAP	$921	$896

Earnings Per Share	3Q14	3Q13
GAAP	$0.60	$0.53
Adjustments	0.45	0.49
Non-GAAP	$1.05	$1.02

•         GAAP revenue of $918 million includes acquisition-related adjustments of $3 million. Non-GAAP1 revenue of $921 million grew 3 percent year to year, and grew 6 percent excluding the planned and ongoing decline in Inkjet Exit2 revenue.

•         GAAP EPS for the third quarter of 2014 were $0.60. Third quarter 2014 non-GAAP adjustments were $0.45 per share.

•         Third quarter 2014 non-GAAP EPS were $1.05 compared with non-GAAP EPS of $1.02 in the third quarter of 2013.

Higher Value Solutions Revenue

•         Lexmark’s higher value solutions revenue3, comprised of Managed Print Services (MPS)4 and Perceptive Software, is expected to exceed $1 billion in 2014.

•         Combined MPS and Perceptive Software revenue of $291 million, excluding acquisition-related adjustments of $3 million, grew 20 percent year to year and accounted for 32 percent of total revenue, up from 27 percent in the same period last year.

Segment Revenue

•         Imaging Solutions and Services (ISS) revenue of $835 million was about flat compared to the same period last year. ISS revenue, excluding Inkjet Exit revenue, grew 3 percent compared to last year. On a year-to-year basis:

•         MPS revenue of $205 million grew 12 percent.

•         Non-MPS5 revenue of $570 million was about flat.

•         Inkjet Exit revenue of $60 million (6 percent of total revenue) declined 29 percent.

•         Perceptive Software revenue was $83 million. Excluding acquisition-related adjustments, Perceptive Software revenue including ReadSoft of $86 million grew 46 percent compared to the same period in 2013.

•         Perceptive Software revenue includes ReadSoft revenue of $14 million ($16 million non-GAAP) subsequent to Aug. 19, 2014.

Product Revenue

•         Hardware revenue of $196 million grew 8 percent compared to last year.

•         Supplies revenue of $593 million declined 2 percent compared to 2013.

•         Laser supplies revenue of $533 million grew 2 percent year to year.

•         Software and Other revenue was $129 million. On a non-GAAP basis, Software and Other revenue of $132 million grew 23 percent compared to last year.

GAAP Results

•         Revenue was $918 million compared to $890 million last year.

•         Gross profit margin was 38.9 percent versus 39.1 percent in 2013.

•         Operating expense was $303 million compared to $287 million last year.

•         Operating income was $55 million compared to $61 million in 2013.

•         Operating income margin was 5.9 percent compared to 6.8 percent in 2013.

•         Net earnings were $38 million compared to 2013 net earnings of $34 million.

Non-GAAP Results

•         Revenue was $921 million compared to $896 million last year.

•         Gross profit margin was 40.4 percent versus 41.0 percent in 2013.

•         Operating expense was $276 million compared to $263 million last year.

•         Operating income was $96 million compared to $104 million in 2013.

•         Operating income margin was 10.5 percent compared to 11.6 percent last year.

•         Net earnings were $66 million compared to $65 million in 2013.

Cash Flow

•         Net cash provided by operating activities was $123 million.

•         Free cash flow6 was $87 million.

•         Capital expenditures were $36 million.

•         Depreciation and amortization of $64 million includes acquisition-related adjustments of $19 million and $1 million of restructuring-related adjustments.

•         Cash, including cash equivalents and current marketable securities, was $833 million at quarter end, $810 million of which was non U.S.-based.

Maintaining Capital Allocation Discipline to Transform Lexmark, Drive Shareholder Value

•         Lexmark is executing on its stated capital allocation framework of returning more than 50 percent of free cash flow to shareholders, on average, through quarterly dividends and share repurchases while building and growing its solutions and software business through expansion and acquisitions.

•         Lexmark has returned 86 percent of free cash flow generated since the first quarter of 2011 to shareholders through dividends and share repurchases.

•         In the third quarter of 2014, Lexmark returned $40 million to shareholders:

•         The company paid a quarterly dividend of $0.36 per share ($1.44 annually). This was Lexmark’s 12th consecutive quarterly dividend.

•         The company repurchased 0.4 million Lexmark shares for $18 million. The company’s remaining share repurchase authorization at quarter end was $111 million.

Lexmark Acquires ReadSoft

•         Lexmark acquired ReadSoft for approximately $250 million7, net of cash acquired, which was funded entirely with Lexmark’s non U.S.-based cash.

•         The company believes that ReadSoft is a strong strategic fit for Lexmark, enabling Perceptive Software to significantly grow its software capabilities with additional document process automation technology and expand its European footprint.

•         The company expects ReadSoft to be accretive to 2014 non-GAAP earnings.

Perceptive Software Again Positioned as an Enterprise Content Management Leader

•         Lexmark’s Perceptive Software has again been positioned by Gartner, Inc. in the Leaders Quadrant for enterprise content management solutions, 20148.

•         Gartner’s evaluation is based on completeness of vision and ability to execute.

Lexmark Again a Recognized Industry Leader in Managed Print and Document Services

•         Lexmark has been recognized as a Leader in managed print and document services (MPDS) again by leading IT market research and advisory firm IDC in its 2014 MPDS IDC MarketScape report9.  The report analyzes the strategies and current capabilities of companies providing MPDS.

•         The report states that Lexmark differentiates its offerings from competitors in a number of ways, including broad technology ownership, deep industry expertise, global capabilities and customer intimacy.

Lexmark’s Solutions Resonating with Healthcare Customers

•         Piedmont Healthcare, based in Atlanta, will deploy Perceptive Acuo Vendor Neutral Archive to consolidate medical image management for radiologists, cardiologists and other clinical users across all hospital and clinic locations.

•         Piedmont Healthcare is also utilizing Perceptive Enterprise Content Management, Perceptive Intelligent Capture and Lexmark MPS solutions.

Looking Forward

•         Total revenue in the fourth quarter is currently expected to be down 2 to 4 percent compared to last year. The company expects the 2012 decision to exit inkjet to have a diminishing negative impact on revenue growth. Excluding Inkjet Exit revenue, fourth quarter 2014 revenue is expected to grow year to year.

•         GAAP EPS in the fourth quarter of 2014 are expected to be around $0.56 to $0.66.

•         Non-GAAP EPS in the fourth quarter of 2014 are expected to be around $1.10 to $1.20, compared with non-GAAP EPS of $1.18 in the fourth quarter of 2013.

•         Full-year 2014 total revenue is currently expected to be in the range of flat to down 1 percent year to year, an increase to the mid-point of the previous revenue guidance of flat to down 2 percent year to year.

•         Full-year 2014 GAAP EPS are expected to be around $2.21 to $2.31.

•         Full-year 2014 non-GAAP EPS are expected to be around $4.05 to $4.15, an increase to the mid-point of the previous non-GAAP earnings per share guidance of $3.95 to $4.15 per share.

Conference Call Today

•         The company will be hosting a conference call with securities analysts today at 8:30 a.m. (EDT). A live broadcast and a complete replay of this call can be accessed from Lexmark’s investor relations website at http://investor.lexmark.com. If you are unable to connect to the Internet, you can access the call via telephone at 888-693-3477 (outside the U.S. by calling 973-582-2710) using access code 6520216.

•         Lexmark’s earnings presentation slides, including reconciliations between GAAP and non-GAAP financial measures, will be available on Lexmark’s investor relations website prior to the live broadcast.

About Lexmark

Lexmark is uniquely focused on connecting unstructured printed and digital information across enterprises with the processes, applications and people that need it most. For more information, please visit www.lexmark.com.

Lexmark and Lexmark with diamond design are trademarks of Lexmark International, Inc., registered in the U.S. and/or other countries.  All other trademarks are the property of their respective owners.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release which are not historical facts are forward-looking and involve risks and uncertainties which may cause the company’s actual results or performance to be materially different from the results or performance expressed or implied by the forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, fluctuations in foreign currency exchange rates; failure to successfully integrate newly acquired businesses; continued economic uncertainty related to volatility of the global economy; inability to execute the company’s strategy to become an end-to-end solutions provider; decreased supplies consumption; inability to realize all of the anticipated benefits of the company’s acquisitions; possible changes in the size of expected restructuring costs, charges, and savings; market acceptance of new products; aggressive pricing from competitors and resellers; changes in the company’s tax provisions or tax liabilities; the inability to develop new products and enhance existing products to meet customer needs on a cost competitive basis; reliance on international production facilities, manufacturing partners and certain key suppliers; increased investment to support product development and marketing; the financial failure or loss of business with a key customer or reseller; periodic variations affecting revenue and profitability; excessive inventory for the company’s reseller channel; failure to manage inventory levels or production capacity; credit risk associated with the company’s customers, channel partners, and investment portfolio; entrance into the market of additional competitors focused on office printing and imaging and software solutions, including enterprise content management, business process management, document output management, intelligent data capture and search; inability to perform under managed print services contracts; increased competition in the aftermarket supplies business; fees on the company’s products or litigation costs required to protect the company’s rights; inability to obtain and protect the company’s intellectual property rights and defend against claims of infringement and/or anticompetitive conduct; the outcome of litigation or regulatory proceedings to which the company may be a party; unforeseen cost impacts as a result of new legislation; the inability to attract, retain and motivate key employees; changes in a country’s political or economic conditions; the failure of information technology systems, including data breaches or cyber attacks; disruptions at important points of exit and entry and distribution centers; business disruptions; terrorist acts; acts of war or other political conflicts; or the outbreak of a communicable disease; and other risks described in the company’s Securities and Exchange Commission filings. The company undertakes no obligation to update any forward-looking statement.

(1)      In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release non-GAAP earnings per share amounts and related income statement items which management believes provides useful information to investors. When used in this press release, “non-GAAP” earnings per share amounts and related income statement items exclude restructuring-related, acquisition and divestiture-related, debt extinguishment-related and pension mark-to-market adjustments. The rationale for management's use of non-GAAP measures is included in Appendix A to the financial information attached hereto.

(2)      Inkjet Exit is defined as consumer and business inkjet hardware and supplies that the company is exiting.

(3)      Higher Value Solutions revenue is defined as combined MPS and Perceptive Software revenue.

(4)      MPS revenue is defined as ISS laser hardware, supplies and fleet management solutions sold through a managed services agreement.

(5)      Non-MPS revenue is defined as ISS laser hardware, laser supplies, dot matrix hardware, and dot matrix supplies not sold as a part of an MPS agreement. Non-MPS also includes parts and service related to hardware maintenance.

(6)      Free Cash Flow is defined as net cash flows provided by operating activities minus purchases of property, plant and equipment plus proceeds from sale of fixed assets.

(7)      The ReadSoft purchase price is based on 30,707,744 outstanding shares and includes the future estimated payment (based on the Swedish Krona currency exchange rate to the U.S. dollar) for the compulsory purchase of the remaining 2 percent of shares held by minority shareholders and payment for outstanding convertible loans issued as part of ReadSoft’s incentive programs for employees, less acquired cash and cash equivalents. Excludes transaction fees.

(8)      Gartner Magic Quadrant for Enterprise Content Management, 2014.

(9)      IDC MarketScape: Worldwide Managed Print and Document Services 2014 Vendor Assessment – Focus on Managed Workflow Services September 2014, IDC #250631.

Investor Contact:

John Morgan

(859) 232-5568

jmorgan@lexmark.com

Media Contact:

Jerry Grasso

(859) 232-3546

ggrasso@lexmark.com

LEXMARK INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

(In Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2014	2013	2014	2013
Revenue:
Product	$786.7	$782.3	$2,323.5	$2,353.8
Service	131.4	108.2	364.1	307.7
Total Revenue	918.1	890.5	2,687.6	2,661.5
Cost of revenue:
Product	470.4	459.5	1,369.9	1,385.2
Service	90.3	78.0	258.9	231.8
Restructuring-related costs	0.1	5.1	8.7	18.4
Total Cost of revenue	560.8	542.6	1,637.5	1,635.4
Gross profit	357.3	347.9	1,050.1	1,026.1

Research and development	87.2	80.1	247.2	235.6
Selling, general and administrative	208.9	199.6	617.5	600.7
Gain on sale of inkjet-related technology and assets	–	–	–	(73.5)
Restructuring and related charges	6.7	7.6	14.6	4.8
Operating expense	302.8	287.3	879.3	767.6
Operating income	54.5	60.6	170.8	258.5

Interest expense (income), net	8.2	8.1	23.4	25.4
Other expense (income), net	1.0	0.7	2.2	3.2
Loss on extinguishment of debt	–	–	–	3.3
Earnings before income taxes	45.3	51.8	145.2	226.6

Provision for income taxes	7.4	18.1	40.5	58.8
Net earnings	$37.9	$33.7	$104.7	$167.8

Net earnings per share:
Basic	$0.61	$0.54	$1.69	$2.65
Diluted	$0.60	$0.53	$1.65	$2.61
Shares used in per share calculation:
Basic	62.0	62.8	62.1	63.2
Diluted	63.3	64.0	63.4	64.3
Cash dividends declared per common share	$0.36	$0.30	$1.02	$0.90

LEXMARK INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL POSITION

(In Millions)

(Unaudited)

	September 30,	December 31,
	2014	2013
ASSETS

Current assets:
Cash and cash equivalents	$206.3	$273.2
Marketable securities	626.8	781.5
Trade receivables, net	396.3	452.3
Inventories	272.1	268.2
Prepaid expenses and other current assets	227.2	195.3
Total current assets	1,728.7	1,970.5

Property, plant and equipment, net	788.6	812.4
Marketable securities	–	6.7
Goodwill	616.6	454.7
Intangibles, net	291.6	258.0
Other assets	116.4	114.6
Total assets	$3,541.9	$3,616.9

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$1.3	$–
Accounts payable	465.8	474.7
Accrued liabilities	653.8	672.4
Total current liabilities	1,120.9	1,147.1

Long-term debt	699.7	699.6
Other liabilities	369.1	401.9
Total liabilities	2,189.7	2,248.6

Stockholders' equity:
Common stock and capital in excess of par	951.5	916.8
Retained earnings	1,452.5	1,413.1
Treasury stock, net	(984.4)	(926.4)
Accumulated other comprehensive loss	(67.4)	(35.2)
Total stockholders' equity	1,352.2	1,368.3
Total liabilities and stockholders' equity	$3,541.9	$3,616.9

LEXMARK INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Unaudited)

Net Earnings (In Millions)	3Q14	3Q13
GAAP	$38	$34
Restructuring charges and project costs	8	13
Acquisition and divestiture-related adjustments	21	18
Non-GAAP	$66	$65

	Nine Months Ended
	September 30
Net Earnings (In Millions)	2014	2013
GAAP	$105	$168
Restructuring charges and project costs	25	29
Acquisition and divestiture-related adjustments	59	(6)
Loss on extinguishment of debt	–	2
Actuarial gain on pension plan	(2)	–
Non-GAAP	$187	$194

Earnings Per Share *	3Q14	3Q13
GAAP	$0.60	$0.53
Restructuring charges and project costs	0.13	0.20
Acquisition and divestiture-related adjustments	0.32	0.29
Non-GAAP	$1.05	$1.02

	Nine Months Ended
	September 30
Earnings Per Share *	2014	2013
GAAP	$1.65	$2.61
Restructuring charges and project costs	0.40	0.46
Acquisition and divestiture-related adjustments	0.93	(0.09)
Loss on extinguishment of debt	–	0.04
Actuarial gain on pension plan	(0.03)	–
Non-GAAP	$2.95	$3.01

Earnings Per Share Guidance	4Q14	4Q13
GAAP	$0.56 - $0.66	$1.48
Restructuring charges and project costs	0.16	0.11
Acquisition and divestiture-related adjustments	0.38	0.23
Actuarial gain on pension plan	–	(0.64)
Non-GAAP	$1.10 - $1.20	$1.18

Earnings Per Share Guidance	2014	2013
GAAP	$2.21 - 2.31	$4.08
Restructuring charges and project costs	0.56	0.57
Acquisition and divestiture-related adjustments	1.31	0.14
Loss on extinguishment of debt	–	0.04
Actuarial gain on pension plan	(0.03)	(0.63)
Non-GAAP	$4.05 - $4.15	$4.19

Refer to Appendix 1 for discussion of management's use of GAAP and Non-GAAP measures.

Totals may not foot due to rounding.

*

Readsoft financial results for the three and nine months ended September 30, 2014, subsequent to August 19, 2014, impacted earnings per share by approximately $(0.06) on a GAAP basis and approximately $0.04 on a non-GAAP basis.  Amounts impacting earnings per share for the three and nine months ended September 30, 2014 include approximately $0.10 for acquistion-related adjustments.

LEXMARK INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Unaudited)

Revenue (In Millions) *	3Q14	3Q13
GAAP	$918	$890
Acquisition-related adjustments (1)(2)	3	5
Non-GAAP	$921	$896

Higher Value Solutions Revenue (In Millions) **	3Q14	3Q13
GAAP	$288	$237
Acquisition-related adjustments (1)(2)	3	5
Non-GAAP	$291	$242

Software and Other Revenue (In Millions) ***	3Q14	3Q13
GAAP	$129	$102
Acquisition-related adjustments (1)(2)	3	5
Non-GAAP	$132	$107

Perceptive Software Revenue (In Millions) ****	3Q14	3Q13
GAAP	$83	$54
Acquisition-related adjustments (1)(2)	3	5
Non-GAAP	$86	$59

Revenue, excluding Inkjet Exit and
acquisition-related adjustments (In Millions) *****	3Q14	3Q13
GAAP	$918	$890
Acquisition-related adjustments (1)(2)	3	5
Inkjet Exit Revenue	(60)	(84)
Non-GAAP, excluding Inkjet Exit and
acquisition-related adjustments	$861	$811

ISS Revenue, excluding Inkjet Exit (In Millions) ******	3Q14	3Q13
GAAP ISS Revenue	$835	$837
Inkjet Exit Revenue	(60)	(84)
Non-GAAP ISS Revenue, excluding Inkjet Exit	$775	$753

Readsoft Revenue, subsequent to August 19, 2014 (In Millions)	3Q14	3Q13
GAAP	$14	$–
Acquisition-related adjustments (1)	1	–
Non-GAAP	$16	$–

Gross Profit (In Millions)	3Q14	3Q13
GAAP	$357	$348
Restructuring charges and project costs (3)(4)	–	5
Acquisition-related adjustments (1)(2)	15	14
Non-GAAP	$372	$367

Gross Profit Margin (%)	3Q14	3Q13
GAAP	38.9%	39.1%
Restructuring charges and project costs	0.0%	0.6%
Acquisition-related adjustments	1.6%	1.6%
Non-GAAP	40.4%	41.0%

Operating Expense (In Millions)	3Q14	3Q13
GAAP	$303	$287
Restructuring charges and project costs (3)(4)	(12)	(13)
Acquisition and divestiture-related adjustments (1)(2)	(16)	(11)
Non-GAAP	$276	$263

Operating Income (In Millions)	3Q14	3Q13
GAAP	$55	$61
Restructuring charges and project costs (3)(4)	12	18
Acquisition and divestiture-related adjustments (1)(2)	30	25
Non-GAAP	$96	$104

Operating Income Margin (%)	3Q14	3Q13
GAAP	5.9%	6.8%
Restructuring charges and project costs	1.3%	2.0%
Acquisition and divestiture-related adjustments	3.3%	2.8%
Non-GAAP	10.5%	11.6%

Refer to Appendix 1 for discussion of management's use of GAAP and Non-GAAP measures.

Totals may not foot due to rounding.

*

Year-to-year Revenue growth was approximately 3% on a GAAP basis and 3% on a non-GAAP basis. Financial results in the third quarter of 2014 include those of Readsoft subsequent to August 19, 2014. Financial results in the third quarter of 2013 include those of Saperion subsequent to the date of acquisition.

**

Year-to-year Higher Value Solutions Revenue growth was approximately 21% on a GAAP basis and 20% on a non-GAAP basis. Higher Value Solutions Revenue as a percentage of total revenue was 31% on a GAAP basis and 32% on a non-GAAP basis for the third quarter ending September 30, 2014. Higher Value Solutions Revenue as a percentage of total revenue was 27% on a GAAP basis and 27% on a non-GAAP basis for the third quarter ending September 30, 2013. Financial results in the third quarter of 2014 include those of Readsoft subsequent to August 19, 2014. Financial results in the third quarter of 2013 include those of Saperion subsequent to the date of acquisition.

***

Year-to-year Software and Other Revenue growth was approximately 27% on a GAAP basis and 23% on a non-GAAP basis. Financial results in the third quarter of 2014 include those of Readsoft subsequent to August 19, 2014. Financial results in the third quarter of 2013 include those of Saperion subsequent to the date of acquisition.

****

Year-to-year Perceptive Software Revenue growth was approximately 55% on a GAAP basis and 46% on a non-GAAP basis. Financial results in the third quarter of 2014 include those of Readsoft subsequent to August 19, 2014. Financial results in the third quarter of 2013 include those of Saperion subsequent to the date of acquisition.

*****

Year-to-year Revenue growth was approximately 3% on a GAAP basis and 6% excluding Inkjet Exit and acquisition-related adjustments. Financial results in the third quarter of 2014 include those of Readsoft subsequent to August 19, 2014. Financial results in the third quarter of 2013 include those of Saperion subsequent to the date of acquisition.

******	Year-to-year ISS Revenue growth, excluding Inkjet Exit, was approximately 0% on a GAAP basis and 3% on a non-GAAP basis.

(1)

Amounts for the three months ended September 30, 2014, include total acquisition and divestiture-related adjustments of $30.2 million with $2.5 million, $12.0 million, $0.2 million and $15.5 million included in Revenue, Cost of revenue, Research and development and Selling, general and administrative, respectively. Selling, general and administrative includes $15.2 million of acquisition-related expenses and $0.3 million of divestiture-related expenses. Revenue includes $1.4 million of acquisition-related expenses resulting from the Readsoft acquisition completed during the third quarter of 2014.

(2)

Amounts for the three months ended September 30, 2013, include total acquisition and divestiture-related adjustments of $25.2 million with $5.0 million, $9.0 million, $0.2 million and $11.0 million million included in Revenue, Cost of revenue, Research and development and Selling, general and administrative, respectively. Selling, general and administrative includes $9.9 million of acquisition-related expenses and $1.1 million of divestiture-related expenses.

(3)

Amounts for the three months ended September 30, 2014, include total restructuring charges and project costs of $11.7 million with $0.1 million and $4.9 million included in Restructuring-related costs and Selling, general and administrative, respectively, in addition to the $6.7 million in Restructuring and related charges.

(4)

Amounts for the three months ended September 30, 2013, include total restructuring charges and project costs of $17.7 million with $5.1 million and $5.0 million included in Restructuring-related costs and Selling, general and administrative, respectively, in addition to the $7.6 million in Restructuring and related charges.

LEXMARK INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Unaudited)

	Nine Months Ended
	September 30
Revenue (In Millions) *	2014	2013
GAAP	$2,688	$2,661
Acquisition-related adjustments (1)(2)	8	11
Non-GAAP	$2,696	$2,672

Higher Value Solutions Revenue (In Millions) **	2014	2013
GAAP	$785	$670
Acquisition-related adjustments (1)(2)	8	11
Non-GAAP	$793	$681

Software and Other Revenue (In Millions) ***	2014	2013
GAAP	$342	$304
Acquisition-related adjustments (1)(2)	8	11
Non-GAAP	$350	$315

Perceptive Software Revenue (In Millions) ****	2014	2013
GAAP	$206	$157
Acquisition-related adjustments (1)(2)	8	11
Non-GAAP	$214	$167

Revenue, excluding Inkjet Exit and
acquisition-related adjustments (In Millions) *****	2014	2013
GAAP	$2,688	$2,661
Acquisition-related adjustments (1)(2)	8	11
Inkjet Exit Revenue	(199)	(305)
Non-GAAP, excluding Inkjet Exit and
acquisition-related adjustments	$2,497	$2,367

ISS Revenue, excluding Inkjet Exit (In Millions) ******	2014	2013
GAAP ISS Revenue	$2,482	$2,505
Inkjet Exit Revenue	(199)	(305)
Non-GAAP ISS Revenue, excluding Inkjet Exit	$2,283	$2,200

Readsoft Revenue, subsequent to August 19, 2014 (In Millions)	2014	2013
GAAP	$14	$–
Acquisition-related adjustments (1)	1	–
Non-GAAP	$16	$–

Gross Profit (In Millions)	2014	2013
GAAP	$1,050	$1,026
Restructuring charges and project costs (3)(4)	9	18
Acquisition-related adjustments (1)(2)	40	37
Actuarial gain on pension plan (5)	(1)	–
Non-GAAP	$1,099	$1,081

Gross Profit Margin (%)	2014	2013
GAAP	39.1%	38.6%
Restructuring charges and project costs	0.3%	0.7%
Acquisition-related adjustments	1.5%	1.4%
Actuarial gain on pension plan	(0.0)%	–
Non-GAAP	40.8%	40.5%

Operating Expense (In Millions)	2014	2013
GAAP	$879	$768
Restructuring charges and project costs (3)(4)	(27)	(22)
Acquisition and divestiture-related adjustments (1)(2)	(42)	45
Actuarial gain on pension plan (5)	2	–
Non-GAAP	$813	$791

Operating Income (In Millions)	2014	2013
GAAP	$171	$259
Restructuring charges and project costs (3)(4)	35	40
Acquisition and divestiture-related adjustments (1)(2)	83	(8)
Actuarial gain on pension plan (5)	(3)	–
Non-GAAP	$286	$290

Operating Income Margin (%)	2014	2013
GAAP	6.4%	9.7%
Restructuring charges and project costs	1.3%	1.5%
Acquisition and divestiture-related adjustments	3.1%	(0.3)%
Actuarial gain on pension plan	(0.1)%	–
Non-GAAP	10.6%	10.9%

Refer to Appendix 1 for discussion of management's use of GAAP and Non-GAAP measures.

Totals may not foot due to rounding.

*

Year-to-year Revenue growth was approximately 1% on a GAAP basis and 1% on a non-GAAP basis. Financial results of 2014 include full year results of PACSGEAR, acquired in the fourth quarter of 2013, and those of Readsoft subsequent to August 19, 2014. Financial results of 2013 include those of AccessVia, Twistage and Saperion subsequent to the date of acquisition.

**

Year-to-year Higher Value Solutions Revenue growth was approximately 17% on a GAAP basis and 16% on a non-GAAP basis. Higher Value Solutions Revenue as a percentage of total revenue was 29% on a GAAP basis and 29% on a non-GAAP basis for the period ending September 30, 2014. Higher Value Solutions Revenue as a percentage of total revenue was 25% on a GAAP basis and 25% on a non-GAAP basis for the period ending September 30, 2013. Financial results of 2014 include full year results of PACSGEAR, acquired in the fourth quarter of 2013, and those of Readsoft subsequent to August 19, 2014. Financial results of 2013 include those of AccessVia, Twistage and Saperion subsequent to the date of acquisition.

***

Year-to-year Software and Other Revenue growth was approximately 13% on a GAAP basis and 11% on a non-GAAP basis. Financial results of 2014 include full year results of PACSGEAR, acquired in the fourth quarter of 2013, and those of Readsoft subsequent to August 19, 2014. Financial results of 2013 include those of AccessVia, Twistage and Saperion subsequent to the date of acquisition.

****

Year-to-year Perceptive Software Revenue growth was approximately 31% on a GAAP basis and 28% on a non-GAAP basis. Financial results of 2014 include full year results of PACSGEAR, acquired in the fourth quarter of 2013, and those of Readsoft subsequent to August 19, 2014. Financial results of 2013 include those of AccessVia, Twistage and Saperion subsequent to the date of acquisition.

*****

Year-to-year Revenue growth was approximately 1% on a GAAP basis and 5% excluding Inkjet Exit and acquisition-related adjustments. Financial results of 2014 include full year results of PACSGEAR, acquired in the fourth quarter of 2013, and those of Readsoft subsequent to August 19, 2014. Financial results of 2013 include those of AccessVia, Twistage and Saperion subsequent to the date of acquisition.

******	Year-to-year ISS Revenue growth, excluding Inkjet Exit, was approximately -1% on a GAAP basis and 4% on a non-GAAP basis.

(1)

Amounts for the nine months ended September 30, 2014, include total acquisition and divestiture-related adjustments of $82.7 million with $7.9 million, $32.5 million, $0.6 million and $41.7 million included in Revenue, Cost of revenue, Research and development and Selling, general and administrative, respectively. Selling, general and administrative includes $39.9 million of acquisition-related expenses and $1.8 million of divestiture-related expenses. Revenue includes $1.4 million of acquisition-related expenses resulting from the Readsoft acquisition completed during the third quarter of 2014.

(2)

Amounts for the nine months ended September 30, 2013, include total acquisition and divestiture-related adjustments of $(8.1) million with $10.6 million, $26.3 million, $0.5 million, $28.0 million and $(73.5) million included in Revenue, Cost of revenue, Research and development, Selling, general and administrative and Gain on sale of inkjet-related technology and assets, respectively. Selling, general and administrative includes $24.2 million of acquisition-related expenses and $3.8 million of divestiture-related expenses.

(3)

Amounts for the nine months ended September 30, 2014, include total restructuring charges and project costs of $35.4 million with $8.7 million and $12.1 million included in Restructuring-related costs and Selling, general and administrative, respectively, in addition to the $14.6 million in Restructuring and related charges.

(4)

Amounts for the nine months ended September 30, 2013, include total restructuring charges and project costs of $40.1 million with $18.4 million and $16.9 million included in Restructuring-related costs and Selling, general and administrative, respectively, in addition to the $4.8 million in Restructuring and related charges.

(5)

Amounts for the nine months ended September 30, 2014, include actuarial gain on pension plan of $2.9 million with $0.6 million, $1.2 million and $1.1 million included in Cost of revenue, Research and development and Selling, general and administrative, respectively.

Appendix 1

Note:

Management believes that presenting non-GAAP measures is useful because they enhance investors’ understanding of how management assesses the performance of the Company’s businesses. Management uses non-GAAP measures for budgeting purposes, measuring actual results to budgeted projections, allocating resources, and in certain circumstances for employee incentive compensation. Adjustments to GAAP results in determining non-GAAP results fall into  four general  categories that are described below:

1) Restructuring charges and project costs

In recent years, the Company has initiated restructuring plans which have resulted in operating expenses which otherwise would not have been incurred. The size of these items can vary significantly from period to period, and the Company does not consider these items to be part of core operating expenses of the business.  Restructuring and related charges that are excluded from GAAP earnings to determine non-GAAP earnings consist of accelerated depreciation, asset impairments, employee termination benefits, pension and postretirement plan curtailments, inventory-related charges and contract termination and lease charges. They also include project costs that relate to the execution of the restructuring plans. These project costs are incremental to normal operating charges and are expensed as incurred, such as compensation costs for overlap staffing, travel expenses, consulting costs and training costs.

2) Acquisition and divestiture-related adjustments

In connection with acquisitions, management provides supplementary non-GAAP financial measures of revenue and expenses to normalize for the impact of business combination accounting rules as well as to exclude certain expenses which would not have been incurred otherwise.

a. Adjustments to Revenue

Due to business combination accounting rules, deferred revenue balances for service contracts assumed as part of acquisitions are adjusted down to fair  value. Fair value approximates the cost of fulfilling the service obligation, plus a reasonable profit margin. Subsequent to acquisitions, management  adds back the  amount of amortized revenue that would have been recognized had the acquired company remained independent and had the deferred revenue balances not been  adjusted to fair value.  Management reviews non-GAAP revenue to allow for more complete comparisons to historical performance as well as to forward-looking  projections and also uses it as a metric for employee incentive compensation.

b. Amortization of intangible assets

Due to business combination accounting rules, intangible assets are recognized which were not previously presented on the balance sheet of the acquired  company. These intangible assets consist primarily of purchased technology, customer relationships, trade names, in-process R&D and non-compete  agreements. Subsequent to the acquisition date, some of these intangible assets begin amortizing and represent an expense that would not have been  recorded had the acquired company remained independent. The total amortization of the acquired intangible assets varies from period to period, due to the mix in  value and useful lives of the different assets. For the purpose of comparing financial results to historical performance as well as for defining targets for employee  incentive compensation, management excludes the amortization of the acquired intangible assets on a non-GAAP basis.

c. Acquisition and integration costs

In connection with its acquisitions, the Company incurs expenses that would not have been incurred otherwise. The acquisition costs include items such as  investment banking fees, legal and accounting fees, and costs of retention bonus programs for the senior management of the acquired company. Integration costs  may consist of information technology expenses including software and systems to be implemented in acquired companies, consulting costs and travel expenses as  well as non-cash charges related to the abandonment of assets under construction by the Company that are determined to be duplicative of assets of the acquired  company and non-cash charges related to certain assets which are abandoned as systems are integrated across the combined entity. The costs are expensed as incurred and can vary substantially in size from one period to the next. For these reasons, management excludes these  expenses from non-GAAP earnings in order to evaluate the Company’s performance on a continuing and comparable basis.

d. Divestiture-related adjustments

In connection with divestitures, management provides supplementary non-GAAP financial measures of expenses to normalize for the impact of certain earnings and expenses which would not have been incurred otherwise. The Company recognized a net gain on the sale of inkjet-related technology and assets, which consisted of a subsidiary, intellectual property and other assets, and transition services.  In addition, the Company has incurred costs related to the divestiture, such as employee travel expenses and compensation, consulting costs, training costs, and transition services. These costs are incremental to normal operating charges and are expensed as incurred. Management excluded the income and expenses from non-GAAP earnings in order to evaluate the Company’s performance on a continuing and comparable basis.

3) Loss on Extinguishment of Debt

The Company has extinguished debt prior to its scheduled maturity which has resulted in non-operating expenses which otherwise would not have been incurred. The size of these items can vary significantly depending on timing of the debt maturity versus execution of the redemption, and the Company does not consider these items to be part of typical non-operating expenses of the business.  Debt extinguishment related charges that are excluded from GAAP earnings to determine non-GAAP earnings consist of premium and redemption fees paid, as well as the write-off of unamortized debt issuance costs and original issue discount.

4) Actuarial gain/loss on pension plan

Lexmark elected during the fourth quarter of 2013 to change its method of accounting for mark-to-market ("MTM") asset and actuarial gains and losses for its pension and other postretirement plans to improve transparency of operational performance.  MTM is also a more preferable approach under generally accepted accounting principles. Under this MTM accounting approach, asset and actuarial gains and losses will be recognized in net periodic benefit cost in the period in which they occur, rather than being recognized in accumulated other comprehensive income and amortized over future periods. Lexmark management believes that it is appropriate to exclude MTM asset and actuarial gains and losses from non-GAAP financial measures due to the nature and underlying volatility of these gains and losses.  Further, management believes that MTM asset and actuarial gains and losses relate to market performance of assets, discount rates, and actuarial assumptions, which do not directly arise from the Company’s core operations, and the exclusion of these items from non-GAAP financial measures facilitates meaningful comparison both across periods and among entities.

In addition to GAAP results, management presents these non-GAAP financial measures to provide investors with additional information that they can utilize in their own methods of evaluating the Company’s performance. Management compensates for the material limitations associated with the use of non-GAAP financial measures by having specific initiatives associated with restructuring actions and acquisitions approved by management, along with their budgeted costs. Subsequently, actual costs incurred as a part of these approved restructuring plans and acquisitions are monitored and compared to budgeted costs to assure that the Company’s non-GAAP financial measures only exclude pre-approved restructuring-related costs and acquisition-related adjustments. Any non-GAAP measures provided by the Company may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.